Exhibit 99.2

MarkWest Energy Partners, L.P.	Contact: Frank Semple, President & CEO
1515 Arapahoe Street	Nancy Buese, SVP & CFO
Tower 2, Suite 700	Andy Schroeder, VP Finance & Treasurer
Denver, CO 80202	Phone: (866) 858-0482 Fax: (303) 290-8769
E-mail: investorrelations@markwest.com
Website: www.markwest.com

MARKWEST ENERGY PARTNERS, L.P. FILES APPLICATION TO

TRANSFER TO THE NEW YORK STOCK EXCHANGE

DENVER—April 23, 2007—MarkWest Energy Partners, L.P. (AMEX: MWE) announced that today the Partnership filed an application to transfer the listing of its common units to the New York Stock Exchange (NYSE) from the American Stock Exchange (AMEX) where the units are currently listed. Pending approval of the application, the Partnership anticipates its common units will begin trading on the NYSE in early May 2007. Until that time, the common units of the Partnership will continue to trade on the AMEX.

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MarkWest Energy Partners, L.P. is a publicly traded master limited partnership with a solid core of midstream assets and a growing core of gas transmission assets. It is the largest processor of natural gas in the Northeast and is the largest gas gatherer of natural gas in the prolific Carthage field in east Texas. It also has a growing number of other gas gathering and intrastate gas transmission assets in the Southwest, primarily in Texas and Oklahoma.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect our operations, financial performance and other factors as discussed in our filings with the Securities and Exchange Commission. Among the factors that could cause results to differ materially are those risks discussed in our Form 10-K for the year ended December 31, 2006, and our Forms 10-Q, as filed with the SEC.